EXHIBIT 99.1

Varonis Announces Second Quarter 2021 Financial Results

Total revenues grew 33% year-over-year to $88.4 million in Q2 2021
Annual recurring revenues grew to $328.2 million, a 39% increase over second quarter 2020

NEW YORK, Aug. 02, 2021 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the second quarter ended June 30, 2021.

Yaki Faitelson, Varonis CEO, said, "We are pleased with our second quarter results, which once again demonstrate strong execution by our team. In today's heightened threat environment, which has recently seen a number of high-profile ransomware attacks, organizations around the world are thinking more strategically about securing their data, and are increasingly turning to Varonis because of our proven, data-centric technology. We believe that the data protection challenges facing companies of all sizes and industries, coupled with the strength of our offering, provide Varonis a runway for long-term sustainable growth, and that our platform innovation only further strengthens our ability to capture the vast market opportunity we see."

Financial Summary for the Second Quarter Ended June 30, 2021

  Total revenues increased 33% to $88.4 million, compared with $66.6 million in the second quarter of 2020.
  Subscription revenues increased 70% to $58.1 million, compared with $34.1 million in the second quarter of 2020.
  Maintenance and services revenues were $30.0 million, compared with $32.2 million in the second quarter of 2020.
  GAAP operating loss was ($28.2) million, compared to GAAP operating loss of ($22.1) million in the second quarter of 2020.
  Non-GAAP operating income was $1.1 million, compared to non-GAAP operating loss of ($4.0) million in the second quarter of 2020.

The tables at the end of this press release include a reconciliation of GAAP operating loss to non-GAAP operating income (loss) and GAAP net loss to non-GAAP net loss for the three and six months ended June 30, 2021 and 2020. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $328.2 million as of the end of the second quarter, up 39% over the prior year period.
  As of June 30, 2021, 68% of customers with 500 employees or more purchased four or more licenses, up from 58% as of June 30, 2020, and 35% purchased six or more licenses, up from 24% as of June 30, 2020.
  For the second quarter of 2021, total revenues in North America increased 34% over the prior-year period to $61.6 million, total revenues in EMEA increased 31% over the prior-year period to $24.5 million, and total revenues from Rest of World were $2.3 million.
  As of June 30, 2021, the Company had $813.7 million in cash and cash equivalents, marketable securities and short-term deposits.
  During the six months ended June 30, 2021, the Company generated $11.1 million of cash from operations, compared to $10.8 million used in the prior year period.
  Introduced DatAdvantage Cloud to visualize and prioritize security risk across today's mission-critical SaaS applications and cloud data stores, including AWS, Box, GitHub, Google Drive, Jira, Okta, Salesforce, Slack, and Zoom.
  Announced that the Varonis Data Security Platform was selected to test new Zero Trust strategies and technologies as part of a joint effort between the U.S. National Security Agency, U.S. Cyber Command, and Defense Information Systems Agency.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook
For the third quarter of 2021, the Company expects:

  Revenues of $96.0 million to $98.0 million, or year-over-year growth of 25% to 28%.
  Non-GAAP operating income of $3.5 million to $4.5 million.
  Non-GAAP net income per diluted share in the range of $0.01 to $0.02, based on 118.9 million diluted shares outstanding.

For full year 2021, the Company now expects:

  Revenues of $375.0 million to $379.0 million, or year-over-year growth of 28% to 29%.
  Non-GAAP operating income of $10.0 million to $13.0 million.
  Non-GAAP net income per diluted share in the range of $0.03 to $0.05, based on 116.8 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Stock Split
All common stock and per share data in this earnings release have been retroactively adjusted for the impact of the three-for-one split effective March 15, 2021.

Conference Call and Webcast
Varonis will host a conference call today, Monday, August 2, 2021, at 4:30 p.m. Eastern Time, to discuss the Company's second quarter 2021 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13720732. A replay of this conference call will be available through August 9, 2021 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13720732. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition related expenses, (iv) foreign exchange gains (losses) which includes exchange rate differences on lease contracts as a result of the implementation of ASC 842, and (v) amortization of debt discount and issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of the COVID-19 global pandemic on the budgets of our clients and on economic conditions generally; the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; risks associated with our convertible notes and capped-call transaction; and risks associated with the acquisition and effective integration of Polyrize. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyberthreats from both internal and external actors by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, zero trust, compliance, data privacy, classification and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, technology, consumer and retail, media and entertainment and education sectors.

To find out more about Varonis, visit www.varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Unaudited		Unaudited
Revenues:
Subscriptions	$58,063	$34,086	$102,891	$54,451
Maintenance and services	30,015	32,239	59,686	65,662
Perpetual licenses	340	240	626	628
Total revenues	88,418	66,565	163,203	120,741

Cost of revenues	14,201	10,335	27,683	20,515

Gross profit	74,217	56,230	135,520	100,226

Operating expenses:
Research and development	33,333	24,067	63,395	46,755
Sales and marketing	54,919	42,983	106,412	85,563
General and administrative	14,196	11,274	28,019	22,672
Total operating expenses	102,448	78,324	197,826	154,990

Operating loss	(28,231)	(22,094)	(62,306)	(54,764)
Financial expenses, net	(3,802)	(1,845)	(4,824)	(392)

Loss before income taxes	(32,033)	(23,939)	(67,130)	(55,156)
Income taxes	(915)	(384)	(1,474)	(597)

Net loss	$(32,948)	$(24,323)	$(68,604)	$(55,753)

Net loss per share of common stock, basic and diluted	$(0.31)	$(0.26)	$(0.66)	$(0.60)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	106,393,429	94,482,873	103,352,981	93,585,456

Stock-based compensation expense for the three and six months ended June 30, 2021 and 2020 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Unaudited		Unaudited
Cost of revenues	$1,856	$1,354	$3,445	$2,139
Research and development	8,920	5,686	16,078	9,767
Sales and marketing	9,492	6,860	17,234	11,589
General and administrative	5,600	3,723	10,490	7,011
	$25,868	$17,623	$47,247	$30,506

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2021 and 2020 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Unaudited		Unaudited
Cost of revenues	$405	$3	$970	$270
Research and development	64	38	224	138
Sales and marketing	1,161	439	4,376	2,056
General and administrative	103	8	888	388
	$1,733	$488	$6,458	$2,852

Amortization of acquired intangibles and acquisition-related expenses for the three and six months ended June 30, 2021 and 2020 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Unaudited		Unaudited
Cost of revenues	$382	$—	$763	$—
Research and development	1,308	—	2,616	—
Sales and marketing	2	—	5	—
General and administrative	—	—	—	—
	$1,692	$—	$3,384	$—

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	June 30, 2021	December 31, 2020
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$781,357	$234,092
Marketable securities	20,035	34,117
Short-term deposits	12,276	30,053
Trade receivables, net	60,145	94,229
Prepaid expenses and other current assets	23,143	27,357
Total current assets	896,956	419,848
Long-term assets:
Operating lease right-of-use asset	52,554	47,924
Property and equipment, net	34,621	37,163
Intangible assets, net	5,078	5,846
Goodwill	23,135	23,135
Other assets	19,988	21,566
Total long-term assets	135,376	135,634
Total assets	$1,032,332	$555,482

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$3,167	$850
Accrued expenses and other short-term liabilities	91,973	83,198
Deferred revenues	86,421	98,588
Total current liabilities	181,561	182,636
Long-term liabilities:
Convertible senior notes, net	221,857	218,460
Operating lease liability	52,720	54,540
Deferred revenues	2,052	2,778
Other liabilities	3,756	2,997
Total long-term liabilities	280,385	278,775

Stockholders’ equity:
Share capital
Common stock	107	95
Accumulated other comprehensive income	3,093	9,371
Additional paid-in capital	946,532	395,347
Accumulated deficit	(379,346)	(310,742)
Total stockholders’ equity	570,386	94,071
Total liabilities and stockholders’ equity	$1,032,332	$555,482

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2021	2020
	Unaudited
Cash flows from operating activities:
Net loss	$(68,604)	$(55,753)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,456	4,208
Stock-based compensation	47,247	30,506
Amortization of deferred commissions	8,069	5,783
Noncash operating lease costs	4,211	4,990
Amortization of debt discount and issuance costs	3,397	780

Changes in assets and liabilities:
Trade receivables	34,084	26,284
Prepaid expenses and other current assets	821	(970)
Deferred commissions	(8,741)	(7,815)
Other long-term assets	763	(208)
Trade payables	2,317	(469)
Accrued expenses and other short-term liabilities	(5,716)	(1,770)
Deferred revenues	(12,893)	(18,614)
Other long-term liabilities	734	2,244
Net cash provided by (used in) operating activities	11,145	(10,804)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	14,082	27,391
Investment in marketable securities	—	(11,976)
Proceeds from short-term and long-term deposits	70,235	15,101
Investment in short-term and long-term deposits	(50,000)	(65,000)
Purchases of property and equipment	(2,146)	(4,436)
Net cash provided by (used in) investing activities	32,171	(38,920)

Cash flows from financing activities:
Proceeds from follow-on offering, net	500,034	—
Proceeds from employee stock plans, net	3,915	4,814
Proceeds from issuance of convertible senior notes, net of issuance costs	—	245,308
Purchases of capped calls	—	(29,348)
Net cash provided by financing activities	503,949	220,774
Increase in cash and cash equivalents	547,265	171,050
Cash and cash equivalents at beginning of period	234,092	68,929
Cash and cash equivalents at end of period	$781,357	$239,979

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(28,231)	$(22,094)	$(62,306)	$(54,764)

Add back:
Stock-based compensation expense	25,868	17,623	47,247	30,506
Payroll tax expenses related to stock-based compensation	1,733	488	6,458	2,852
Amortization of acquired intangible assets and acquisition-related expenses	1,692	—	3,384	—

Non-GAAP operating income (loss)	$1,062	$(3,983)	$(5,217)	$(21,406)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(32,948)	$(24,323)	$(68,604)	$(55,753)

Add back:
Stock-based compensation expense	25,868	17,623	47,247	30,506
Payroll tax expenses related to stock-based compensation	1,733	488	6,458	2,852
Amortization of acquired intangible assets and acquisition-related expenses	1,692	—	3,384	—
Foreign exchange rate differences, net	1,177	769	(387)	(470)
Amortization of debt discount and issuance costs	1,707	780	3,396	780

Non-GAAP net loss	$(771)	$(4,663)	$(8,506)	$(22,085)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	106,393,429	94,482,873	103,352,981	93,585,456
Non-GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	106,393,429	94,482,873	103,352,981	93,585,456

GAAP net loss per share of common stock - basic and diluted	$(0.31)	$(0.26)	$(0.66)	$(0.60)
Non-GAAP net loss per share of common stock - basic and diluted	$(0.01)	$(0.05)	$(0.08)	$(0.24)

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com